SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 2, 2001

                Vulcan Materials Company
(Exact name of registrant as specified in its charter)

New Jersey	I-4033	63-0366371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1200 Urban Center Drive, Birmingham, Alabama 35242 (Address of principal executive offices) (Zip Code) Registrant's telephone number, including area code: (205) 298-3000
ITEM 5.

OTHER EVENTS.

On February 2, 2001, Vulcan Materials Company (the "Company") entered into an Underwriting Agreement and related Pricing Agreement with Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc., Banc of America Securities LLC, and Banc One Capital Markets, Inc. in connection with the offer and sale of $240,000,000 aggregate principal amount of the Company's 6.40% Notes due 2006 (the "Notes"). The Company has filed registration statements on Form S-3, Registration Nos. 333-68895 and 333-54848, with respect to the Notes. Each of the registration statements on Form S-3 has either been declared effective by the Securities and Exchange Commission or became effective upon filing with the Securities Exchange Commission. The purpose of this report is to file certain exhibits in connection with the offering of the Notes.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.
	(a)	Financial statements: None required.
	(b)	Pro forma financial statements: None required.
	(c)	Exhibits:
1.1

Underwriting Agreement, dated February 2, 2001, among the Company and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc., Banc of America Securities LLC, and Banc One Capital Markets, Inc.

1.2

Pricing Agreement, dated February 2, 2001, among the Company and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc., Banc of America Securities LLC, and Banc One Capital Markets, Inc.

		4	Form of 6.40% Note Due 2006.
		5	Opinion and Consent of William F. Denson, III, Senior Vice President, General Counsel and Secretary of Registrant.
		23.1	Consent of Deloitte & Touche LLP.
		23.2	Consent of Counsel (included in Exhibit 5).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.
VULCAN MATERIALS COMPANY (Registrant)
By: /s/William F. Denson, III
William F. Denson, III Senior Vice President, General Counsel and Secretary
Dated: February 7, 2001

INDEX TO EXHIBITS
Exhibit Number 1.1

Description

Underwriting Agreement, dated February 2, 2001, among the Company and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc., Banc of America Securities LLC, and Banc One Capital Markets, Inc.

1.2

Pricing Agreement, dated February 2, 2001, among the Company and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc., Banc of America Securities LLC, and Banc One Capital Markets, Inc.

4	Form of 6.40% Note Due 2006.
5	Opinion and Consent of William F. Denson, III, Senior Vice President, General Counsel and Secretary of Registrant.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Counsel (included in Exhibit 5).